UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 7, 2024

ROYALTY MANAGEMENT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40233	86-1599759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 12, 2024, the Board of Directors (the “Board”) of Royalty Management Holding Corporation (or the “Company”) appointed both Roy Smith and Benjamin Wrightsman to the Board of Directors.

There is no arrangement or understanding pursuant to which either Messrs. Smith and Wrightsman were elected as directors, and there are no related party transactions between the Company and Messrs. Smith and Wrightsman that would require disclosure under Item 404(a) of Regulation S-K.

Additionally, on February 7, 2024, Daniel Hasler and Gary Ehlebracht stepped down as an independent directors of the Board effective that date. Messrs. Mr. Hasler and Mr. Ehlebracht each served as members of the Board’s Compensation Committee, Audit Committee and Nominating Committee.  In both cases, Messrs. Hasler and Ehlebracht decisions to step down were not due to any disagreements with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royalty Management Holding Corporation

Date: February 12, 2024	By	/s/ Thomas M. Sauve
Thomas M. Sauve
Chief Executive Officer

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